EXHIBIT 23.1






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Registration Statement No. 333-4723.



\s\ Arthur Andersen LLP

Charlotte, North Carolina,
July 18, 1996